GRYPHON GOLD CORPORATION

 (GGN:TSX/GYPH:OTC.BB)

Positive Pre-Feasibility Study Filed for Borealis Oxide Project in Nevada

Reno, Nevada  —  August 28, 2009 Gryphon Gold Corporation (GGN:TSX/GYPH:OTC.BB) (the “Company”) is pleased to announce that a copy of the full Pre-Feasibility Study for the Borealis Oxide Project has been filed on the SEDAR website, www.sedar.com.

The NI 43-101 compliant study, completed by Telesto Nevada Inc in mid-July of 2009, examined the proposed, low-cost open-pit mine at the Company’s wholly owned project located in the Walker Lane Belt of western Nevada. Highlights are as follows:

Average annual production over 50,000 oz gold-equivalent

Low initial construction cost of US$14.8 million using a 10% contingency

Average life-of-mine cash operating cost of US$476 per oz gold

After-tax NPV of US$12.5 million, IRR of 27% and payback of 2.25 years based on a US$800 per ounce price of gold

The Pre-Feasibility Report for the Borealis Oxide Project shows a significant increase in the measured and indicated resource categories from previous NI 43-101 resource estimates1.  The revised measured and indicated mineable resources of 377,356 oz of gold1 gives the Borealis Project an estimated five-year mine life with average annual production of more than 50,000 gold-equivalent ounces, including recovered silver ounces.

No inferred resources were included in the study.  The inferred oxide resources (totaling 350,706 oz of gold)1 represent potential to extend the mine life beyond the five-year plan examined in the Pre-Feasibility Study, if such inferred resources are confirmed as reserves as a result of additional exploration work.  Ongoing exploration also provides opportunities for further resource expansion as the Borealis Property covers approximately 27.5 square miles of favorable Nevada geology.

For more information please contact:

www.gryphongold.com

John L. Key, CEO
Ph: 775 315-4828

jkey@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company.  Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.  Nevada Eagle Resources, a wholly owned subsidiary, has approximately 54 highly prospective gold properties located in desirable gold trends in Nevada. Nevada Eagle’s Golden Arrow property (leased to Nevada Sunrise Gold Corp.) contains a NI 43-101 compliant resource of 296,500 ounces of gold (measured and indicated1) and 50,400 inferred ounces of gold1.  Nevada Eagle's other principal properties have a cumulative 550,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February, 2001, and were not prepared in accordance with CIM NI 43-101 standards, and thus their reliability has not been verified).  A number of Nevada Eagle’s principal properties are subject to joint venture or farm-in agreements in favor of third parties.

1Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves

This press release contains “forward-looking statements” and  "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to projections and expectations related to the results and projections contained in the pre-feasibility study regarding the Borealis resource, including, the expected mine life, recovery, capital costs, cash operating costs and other costs and anticipated production of the described open-pit oxide heap leach mine at the Borealis property, anticipated internal rate of return, anticipated payback period,  availability of capital for development and the affect of the pre-feasibility study on the company’s ability to raise capital for development, sensitivity to metal prices and ore grade, resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 13, 2009, as amended March 10, 2009, and  in our most recent financial statements,  reports and registration statements filed with the SEC (available at www.sec.gov)  and with Canadian securities administrators (available at www.sedar.com ). In addition, the pre-feasibility study uses an estimate of metal prices based on historical and future metal prices. The operating and capital costs in the pre- feasibility study were developed to be reasonable estimates within industry benchmarks. There is no certainty that the results of the pre-feasibility study will ever be realized. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com . For further information contact: John Key, CEO, by phone: 775-853-8814, or email at jkey@gryphongold.com. The Borealis property is described in the technical report(the “technical reports”) dated April 28, 2008 titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and dated September 2, 2008 titled “Preliminary Assessment of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, U.S.A., and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”). The technical reports describe the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The reports also include a description of environmental and permitting matters.

The information in this press release as it relates to the pre feasibility study was reviewed by J.R. Danio, PE., Telesto Nevada Inc. of Denver,CO, a Qualified Person as defined by NI 43-101 of the Canadian Securities Administrators. Mr. Danio is considered independent of Gryphon Gold for the purposes of NI 43-101. The basis of the pre feasibility study and the qualifications and the assumption made by the author are contained in the pre feasibility study as it is  filed on www.sedar.com.

The information in this press release as it relates to the mineral resources of the Borealis property was reviewed by Dr. R. Steininger of Reno, NV, a Qualified Person as defined by NI 43-101 of the Canadian Securities Administrators. Dr. Steininger in a consulting geologist retained by Gryphon Gold, is the principal author of the technical report and is considered independent of Gryphon Gold for the purposes of NI 43-101.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  All mineral resource estimates contained in this press release, including the terms “measured resources,” “indicated resources” and “inferred resources”, have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC.  The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies.  See the Cautionary Notes to U.S. Investors above.